Exhibit 99.2
By Electronic Delivery to: spoteracki@mti.com
May 8, 2007
Mr. Scott Poteracki
Chief Financial Officer and Secretary
MTI Technology Corporation
17595 Cartwright Road
Irvine, California 92614
Re: MTI Technology Corporation (the “Company”)
Dear Mr. Poteracki:
On November 7, 2006, Staff notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until May 7, 2007, to regain compliance with the Rule. The Company has not regained compliance with the Rule and is not eligible for an additional 180 calendar day compliance period given that it does not meet The Nasdaq Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c). Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.
This is formal notification that the Nasdaq Listing Qualifications Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Marketplace Rule 4804(c), the Company should present its views with respect to this additional deficiency at its Panel hearing. In the event the Company fails to address the issue specified, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.
Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.1 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

1	We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

Mr. Scott Poteracki
May 8, 2007

10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3
In the event the Company does not make the required public announcement, trading in your securities will be halted.
If you have any questions, please contact Rachel Scherr, Listing Analyst, at 301-978-8072.
Sincerely,
Randy Genau
Associate Director
Nasdaq Listing Qualifications
cc: Hearings Department

2	The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net, or by facsimile at (301) 978-8510. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are (301) 978-4028 and (301) 978-8080, respectively.

3	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) , and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/ Global /Capital Market).

DIRECTORY OF NEWS SERVICES
News Media Outlets*

Bloomberg Business News	MarketWire	PrimeNewswireSM
Newsroom	5757 West Century Boulevard.	(A NASDAQ Company)
400 College Road East	2nd Floor	5200 West Century Boulevard
P.O. Box 888	Los Angeles, CA 90045	Suite 470
Princeton, NJ 08540-0888	Telephone: 800.774.9473	Los Angeles, CA 90045
Telephone: 609.750.4500	Fax: 310.846.3701	Telephone: 800.307.6627
Toll free: 800.444.2090		Fax: 310.642.6933
Fax: 609.897.8394		Web:
Email: release@Bloomberg.net		http://www.primenewswire.com

Business Wire	PR Newswire	Reuters
44 Montgomery Street	810 7th Avenue	3 Times Square
39th Floor	35th Floor	New York, NY 10036
San Francisco, CA 94104	New York, NY 10036	Telephone: 646.223.6000
Telephone: 415.986.4422	Telephone: 800.832.5522	Fax: 646.223.6001
Fax: 415.788.5335	Fax: 800.793.9313

Dow Jones News Wire
Harborside Financial Center
600 Plaza Two
Jersey City, NJ 07311-3992
Telephone: 201.938.5400
Fax: 201.938.5600
* The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement through the news media.